EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in registration statements of Hi-Rise Recycling Systems, Inc. on Form S-3 (File No. 333-89801) and Form S-8 (File No. 33-86260) of our report dated March 15, 2000, on our audits of the consolidated financial statements of Hi-Rise Recycling Systems, Inc., as of December 31, 1999 and 1998, and for the years then ended, which report is included in this annual report on Form 10-KSB.

PricewaterhouseCoopers LLP

Miami, Florida
April 14, 2000